TERM SHEET SUPPLEMENT
(For use with base prospectus dated March 27, 2007)

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor
HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES
(Issuable in Series)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TERM SHEET SUPPLEMENT
(For use with base prospectus dated March 27, 2007)

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor
HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES
(Issuable in Series)

The Certificates:

•
The depositor will sell the offered certificates of any series pursuant to a term sheet, a term sheet supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. An additional term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

•
The offered certificates will represent ownership interests only in the Home Equity Mortgage Trust to which this term sheet supplement relates, and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, any master servicer, any special servicer, any back up servicer, the depositor, any trust administrator, the trustee, the underwriter or any of their affiliates.

•
The assets of each Home Equity Mortgage Trust consist of primarily fixed rate, primarily second lien residential mortgage loans. The mortgage loans were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

•	Principal and interest, as applicable, on the offered certificates will be paid monthly.

Credit Enhancement:

•	Subordination provided by the mezzanine and any subordinate certificates to the senior certificates.

•
Subordination provided to the mezzanine certificates by the mezzanine certificates lower in priority and any subordinate certificates and subordination provided to any subordinate certificates by any subordinate certificates lower in priority.

•	Excess interest used to create and maintain overcollateralization.

•	Swap agreement, if described in the related term sheet.

Risks:

•	You should carefully consider the risk factors beginning on page 5 in this term sheet supplement.

•	The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans, which may vary over time.

•
Interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the certificates, and the investors in the subordinate certificates in particular.

Each Home Equity Mortgage Trust will make multiple REMIC elections for federal income tax purposes.

Credit Suisse

TABLE OF CONTENTS

RISK FACTORS
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES
THE MORTGAGE LOANS
THE ORIGINATORS
STATIC POOL INFORMATION
THE SPONSOR
THE DEPOSITOR
THE COUNTERPARTY
SERVICING OF MORTGAGE LOANS
THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
THE POOLING AND SERVICING AGREEMENT
THE TRUSTEE
THE CUSTODIANS
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
ACCOUNTING CONSIDERATIONS
LEGAL PROCEEDINGS
AFFILIATES AND RELATED TRANSACTIONS
RATINGS
ANNEX I

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the term sheet supplement for any series.
This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and any related term sheet and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.

RISK FACTORS

This term sheet supplement together with the base prospectus describes the material risk factors related to your certificates. The certificates offered under this term sheet supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement in the context of your financial situation and tolerance for risk.

Increased risk of loss as a result of second lien mortgage loans
Substantially all of the initial mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If the net proceeds from a mortgaged property available after satisfaction of the first lien fail to provide adequate security for the mortgage loan, you will incur a loss on your investment if the available credit enhancement is insufficient to cover the loss.

When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the applicable servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the applicable servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios.

Increased risk of loss as a result of balloon loans
Some of the initial mortgage loans may be balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the related servicer is NOT obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the net proceeds from the collateral for such loan available after satisfaction of the first lien is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Increased risk of loss as a result of geographic concentration
Some of the initial mortgage loans are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of hazards, such as earthquakes, brush fires, floods, wildfires, mudslides and other natural disasters that are not insured by required hazard insurance. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.

The value of your certificate may be reduced if losses are higher than expected
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates.

The inability to foreclose on some mortgage loans may lead to increased losses with respect to those mortgage loans
Any mortgage loan that is delinquent by 60 or more days as of the closing date may have certain restrictions placed on its foreclosure in the pooling and servicing agreement. As a result, losses on those mortgage loans may be greater than if the applicable servicer did not have these foreclosure restrictions.

We refer you to “Servicing of Mortgage Loans—Foreclosure Restrictions on the Mortgage Loans” in this term sheet supplement for more detail.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on an investment in the offered certificates
If the amount of subsequent mortgage loans purchased by the trust is less than the amount deposited in the pre-funding account on the closing date, holders of the offered certificates will receive a payment of principal in accordance with the priorities set forth herein on the third distribution date equal to the amount remaining in the pre-funding account as of the day preceding the third distribution date. The depositor expects that the characteristics of the mortgage loans as described in this term sheet supplement will not be materially changed by the addition of the subsequent mortgage loans.

Credit scores mentioned in this term sheet supplement are not an indicator of future performance of borrowers
Investors should be aware that credit scores are based on past payment history of the related borrower. Investors should not rely on credit scores as an indicator of future borrower performance.

We refer you to “The Mortgage Loans” in this term sheet supplement for more detail.

Potential inadequacy of credit enhancement
The excess interest, overcollateralization, any swap agreement and the subordination features described in this term sheet supplement are intended to enhance the likelihood that certificateholders, particularly holders of the classes of certificates with a higher payment priority will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Overcollateralization
On the closing date, there may be initial overcollateralization. In order to create additional overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates, the related fees and expenses of the trust and any net swap payments due to the counterparty, if applicable. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net mortgage rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. We cannot assure you, however, that enough excess interest will be generated to reach or maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•  Prepayments. Each time a mortgage loan is prepaid in full, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high mortgage rate mortgage loans would have a greater adverse effect on future excess interest.

•  Defaults. The rate of defaults on the mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

•  Level of one-month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the LIBOR Certificateholders, so less money will be available as excess interest. None of the depositor, the sponsor, the underwriter, the trustee, any servicer, any special servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates, then you may incur a loss on your investment.

•  Adjustable-rate mortgage loans. The mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on those adjustable-rate mortgage loans. If the index on an adjustable-rate mortgage loan decreases, that adjustable-rate mortgage loan will generate less interest.

Amounts available under the swap agreement from the counterparty may be limited
Net swap payments payable to the supplemental interest trust trustee, on behalf of the supplemental interest trust, under the swap agreement will be available as described in this term sheet supplement to pay certain interest shortfalls and to cover certain losses. However, no net amounts will be payable by the counterparty unless the floating amount owed by the counterparty on a swap payment date exceeds the fixed amount owed to the counterparty on such swap payment date. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls or losses. Any net swap payment payable to the counterparty under the terms of the swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. In addition, any swap termination payment payable to the counterparty in the event of early termination of the swap agreement (other than a swap termination payment due to a counterparty trigger event as described in this term sheet supplement) will reduce amounts available for distribution to offered certificateholders.

Upon early termination of the swap agreement, the supplemental interest trust trustee, on behalf of the supplemental interest trust, or the counterparty may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. If the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a swap termination payment to the counterparty, the trust will be required to make a payment to the supplemental interest trust trustee, on behalf of the supplemental interest trust, in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the supplemental interest trust trustee). Such amount generally will be paid by the trust, on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, after the class principal balance of any Class B Certificates have been reduced to zero, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment to the counterparty or swap termination payment to the counterparty before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

Net swap payments payable to the supplemental interest trust trustee, on behalf of the supplemental interest trust, by the counterparty under the swap agreement will be used to cover certain interest shortfalls, amounts necessary to restore and maintain the required level of overcollateralization, previously allocated deferred amounts and any basis risk shortfalls, each as described in this term sheet supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess interest may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust trustee under the swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the swap agreement.

The yield on your certificates will vary depending on the rate of prepayments
The rate of principal distributions and yield to maturity on your certificates will be directly affected by the rate of principal payments on the mortgage loans. A mortgagor may prepay a mortgage loan at any time. The rate of principal payments on the mortgage loans will be affected by, among other factors, the following:

•  the amortization schedules of the mortgage loans;

•  the rate of prepayments by mortgagors, including prepayments resulting from refinancing;

•  liquidations of defaulted mortgage loans;

•  prepayments and defaults on the related senior liens;

•  the availability of similar or alternative mortgage products; and

•  repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties.

Some of the mortgage loans impose a charge for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first four months to sixty months after origination and the amount of such prepayments in any twelve-month period generally are in excess of 20% of the original principal balance of such mortgage loan. Such prepayment charges may discourage borrowers from prepaying their mortgage loans during the charge period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment charges will be paid to the Class P Certificateholders and will not, in any circumstances, be available for payment of the other certificates.

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

The rate of principal distributions on your certificates will also be affected by any optional termination of the trust. In addition, the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, any special servicer appointed pursuant to the pooling and servicing agreement has the option to purchase mortgage loans from the trust that become ninety days or more delinquent.

These purchases will have the same effect on the holders of the offered certificates as a prepayment of the related mortgage loans.

An optional termination of the trust may adversely affect the certificates
If an optional purchase is exercised with respect to the remaining mortgage loans as described herein, such purchase of mortgage loans would cause an early retirement of the certificates. See “Pooling and Servicing Agreement—Optional Termination” in this term sheet supplement. If this happens, the purchase price paid by the terminating entity will be passed through to certificateholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your certificates in full. Any class of certificates purchased at a premium could be adversely affected by an optional termination of the mortgage loans.

See “Maturity and Prepayment Considerations” in the base prospectus.

If the rate of prepayments on the mortgage loans is different than expected, your yield may be considerably lower than anticipated
We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:

•  If you are purchasing a certificate at a discount, your yield may be lower than anticipated if principal prepayments on the related mortgage loans occur at a slower rate than you expected.

•  If you are purchasing a certificate at a premium, your yield may be lower than anticipated if principal prepayments on the related mortgage loans occur at a faster rate than you expected.

•  The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

We refer you to “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for more detail.

Yield on the LIBOR Certificates are sensitive to one-month LIBOR
The LIBOR Certificates will accrue interest at an adjusting rate determined separately for each such class and distribution date based on one-month LIBOR and, will be subject to a net funds cap in the manner described in this term sheet supplement under “Description of the Certificates—Determination of One-Month LIBOR.” Therefore, the yield to investors on the LIBOR Certificates will be sensitive to fluctuations of one-month LIBOR.

We refer you to “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for more detail.

Mortgage rates may limit pass-through rates on the certificates
The rate at which interest accrues on the Class A Certificates, Class M Certificates and any Class B Certificates is subject to a net funds cap, which is based on the weighted average of the net mortgage rates of the mortgage loans. The weighted average net mortgage rate is based on the weighted average of the interest rates on the mortgage loans, net of specified fee and expense rates, as adjusted for any net swap payments payable to the counterparty and any swap termination payment not due to a counterparty trigger event payable to the counterparty. If mortgage loans with relatively higher net mortgage rates prepay, the applicable cap will be lower than otherwise would be the case. In addition, the weighted average of the net mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than the interest that would accrue on the certificates subject to the net funds cap.

See “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this term sheet supplement.

Risks of holding Class M Certificates and Class B Certificates
The protections afforded the Class A Certificates in this transaction create risks for the Class M Certificates and Class B Certificates. Before purchasing Class M Certificates and Class B Certificates, you should consider the following factors that may adversely impact your yield.
Because the Class M Certificates and Class B Certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the Class M Certificates and Class B Certificates will not receive the distributions to which they are entitled on any distribution date.

If a servicer determines not to advance a delinquent payment on a mortgage loan because it deems that amount is not recoverable, there may be a shortfall in distributions on the certificates which will impact the Class M Certificates if the Class B Certificates are no longer outstanding.
The Class M Certificates and Class B Certificates are not expected to receive principal distributions until, at the earliest, the 37th distribution date, unless the class principal balances of the Class A Certificates have been reduced to zero.

Losses resulting from the liquidation of defaulted mortgage loans not covered by amounts on deposit in the swap account will first reduce excess interest and then reduce the level of overcollateralization. If there is no excess interest, no overcollateralization and no amounts on deposit in the swap account, losses on the mortgage loans will be allocated first, to the Class B Certificates and second to the Class M, in reverse order of their payment priority.

A loss allocation results in a reduction in a class balance without a corresponding distribution of principal to the certificateholder. Also, the lower class balance will result in less interest accruing on the certificate.

•  The earlier in the transaction that a loss on a mortgage loan is applied, the greater the reduction in yield on the certificates.

We refer you to “Description of the Certificates” and “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for more detail.

If servicing is transferred, delinquencies may increase
In certain circumstances, the sponsor may request that a servicer resign and appoint a successor servicer. If this happens, a transfer of servicing will occur that may result in a temporary increase in delinquencies on the transferred mortgage loans.

Recent events
The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act, referred to herein as the Relief Act, and similar state laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest and fees on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to application of the Relief Act and similar state laws are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act and similar state laws impose limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent developments affecting SPS
In the past, SPS entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide information to you about the offered certificates in three separate documents that progressively provide more detail:

•	The base prospectus, which provides general information, some of which may not apply to your series of certificates;

•	this term sheet supplement, which describes general terms of your series of certificates; and

•	the accompanying term sheet, which describes the specific terms of your series of certificates.

Some of the statements contained or incorporated by reference in this term sheet supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE LOANS

The depositor will establish a Home Equity Mortgage Trust relating to each series of Home Equity Mortgage Pass-Through Certificates on the closing date, under a pooling and servicing agreement among the depositor, the sponsor, the servicers, any master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit the initial mortgage loans into the trust. The mortgage loans consist of a pool of primarily fixed rate, primarily second lien mortgage loans secured by residential properties with terms to maturity of not more than thirty years.

Some capitalized terms used in this term sheet supplement will have meanings given below under “Description of the Certificates—Glossary of Terms” or in the base prospectus under “Glossary.”

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet. As of the cut-off date, the initial mortgage loans will have the characteristics as indicated in the related term sheet.

The depositor will acquire all the initial mortgage loans from DLJ Mortgage Capital, Inc. (“DLJ Mortgage Capital”) pursuant to a mortgage loan purchase agreement. These mortgage loans were previously purchased by DLJ Mortgage Capital in secondary market transactions from various underlying sellers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

Except for any balloon loans, the mortgage loans provide for the amortization of the amount financed over a series of (i) substantially equal monthly payments or (ii) in the case of certain mortgage loans that have an initial interest-only period, monthly payments sufficient to fully amortize the mortgage loan at the end of the related mortgage loan’s initial interest-only period. The balloon loans generally have terms to maturity of fifteen years, which amortize based on a thirty year term. The mortgage loans to be included in the mortgage pool were acquired by the sponsor in the normal course of its business and in accordance with the underwriting criteria specified in this term sheet supplement. At origination, the initial mortgage loans had stated terms to maturity which ranged from 5 to 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

Adjustable Rate Mortgage Loans. The mortgage rate on each adjustable-rate mortgage loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

Prepayment Charges. Some of the initial mortgage loans are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full or partial prepayments made within the period specified in the related mortgage note, of up to sixty months from the date of origination of such mortgage loan. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a charge generally equal to the lesser of (a) three months’ interest on the amount prepaid over 20% and (b) the amount authorized by law. The Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and those amounts will not be available to make payments on the other classes of certificates.

A portion of the initial mortgage loans may be 30 or more days delinquent as of the closing date.

For purposes of describing the characteristics of the mortgage loans in the related term sheet and any prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in the related term sheet and prospectus supplement for August.

A portion of the initial mortgage loans may be currently performing in accordance with a bankruptcy plan. As of the cut-off date, each of these mortgage loans is current in accordance with the terms of the related bankruptcy plan.

The CLTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of determination and the principal balance of the related first lien as of either (i) the date of origination of that mortgage loan or (ii) the date of origination of the related first lien and the denominator of which is the most recent valuation of the related mortgaged property used to determine the CLTV ratio of the related mortgage loan by or on behalf of the sponsor. There can be no assurance that the value of a mortgaged property used to determine the CLTV ratio of the related mortgage loan is equal to the actual value of such mortgaged property at the time of the sponsor’s determination of such value or at the time of the origination of such mortgage loan. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of the sponsor’s determination of such value or the time of origination.

All of the initial mortgage loans had a CLTV ratio at origination of 100.00% or less. See “Underwriting Standards” in the base prospectus.

The credit score table included in the related term sheet shows the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, any credit scores shown in the related term sheet were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of the related term sheet. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

On the closing date the excess of the aggregate class principal balance of the certificates (including the Class X-1 Certificates) over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, will be deposited in a pre-funding account (the “Pre-Funding Account”) established and maintained by the trustee on behalf of the certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the certificates. During the period from the closing date to the day preceding the third distribution date (the “Funding Period”), the depositor is expected to purchase mortgage loans (“Subsequent Mortgage Loans”) from the sponsor, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the trust for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the mortgage loans.

The aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

The obligation of the trust to purchase Subsequent Mortgage Loans during the Funding Period will be subject to requirements as set forth in the prospectus supplement.

THE ORIGINATORS

General

With respect to each mortgage pool, DLJ Mortgage Capital acquired a portion of the initial mortgage loans. Any other originator that originated or acquired 10% or more of the initial mortgage loans (by principal balance as of the cut-off date) will be identified in the related prospectus supplement.

DLJ Mortgage Capital, Inc.

The sponsor acquired a portion of the initial mortgage loans through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements. Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor. The Designated Guidelines are substantially similar to the guidelines described in the base prospectus under “The Trust Fund—Underwriting Standards for Mortgage Loans—Single and Multi-Family Mortgage Loans.”

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located in the particular hyperlink labeled the name of the applicable series at http://www.credit-suisse.hemt.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool. For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying base prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of the related trust fund, which information relates to periods prior to January 1, 2006.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this term sheet supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter, the Counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliate, Credit Suisse First Boston Mortgage Acceptance Corp. for the periods indicated:

	2003		2004		2005		2006		Total
Loan Type	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance	Count	Sched Balance
AltA ARM	12,949	3,613,982,397	31,611	7,798,385,125	25,293	6,831,096,734	6,416	2,280,172,993	76,269	20,523,637,248
AltA Fixed	17,402	4,093,249,308	7,117	1,902,965,819	24,087	5,030,498,566	34,740	8,478,462,982	83,346	19,505,176,675
HELOC					5,460	313,118,315	3,465	249,988,315	8,925	563,106,631
Neg-Am ARM					906	270,882,163			906	270,882,163
Prime ARM	15,114	5,625,217,619	16,316	5,252,996,734	14,610	5,015,172,488	3,255	1,848,703,933	49,295	17,742,090,774
Prime Fixed	12,261	5,699,018,590	4,752	2,444,016,643	8,991	4,822,306,801	6,113	3,440,119,634	32,117	16,405,461,668
Prime Short Duration ARM	1,573	535,070,678	2,487	772,412,569	1,747	664,251,179	64	36,158,350	5,871	2,007,892,776
Seconds	43,516	1,828,962,573	47,740	2,159,604,999	59,297	2,905,543,192	54,351	2,925,755,953	204,904	9,819,866,716
Subprime	40,443	5,773,420,790	54,761	8,595,781,396	72,966	10,881,936,213	43,884	7,749,759,566	212,054	33,000,897,964
Grand Total	143,258	27,168,921,954	167,926	29,325,790,730	215,037	36,971,561,126	155,901	27,586,972,866	682,122	121,053,246,677

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003. The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates. The depositor will acquire the mortgage loans directly or through one or more affiliates.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related pooling and servicing agreement.

THE COUNTERPARTY

The Counterparty under the Swap Agreement is Credit Suisse International (“CSi”). CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.” These changes were renamings only.

CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service, Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

SERVICING OF MORTGAGE LOANS

General

Under the pooling and servicing agreement, Select Portfolio Servicing, Inc. (“SPS”) will act as a servicer of the related initial mortgage loans. As further set forth in the related term sheet for an applicable series, additional servicers may also be involved in the related transaction.

Each servicer will be primarily responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others. No servicer or special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

The servicers’ responsibilities will include the receipt of funds, the reconciliation of servicing activity with respect to the related mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable to the related servicer. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature the second business day immediately preceding the related distribution date. The income earned from permitted investments made shall be paid to the related servicer under the pooling and servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the related servicer. All income and gain net of any losses of funds on deposit in a collection account shall be for the benefit of the related servicer as servicing compensation.

Each servicer will be required to maintain a blanket policy insuring against hazard losses on all of the loans serviced by it as described in the base prospectus under “Description of Insurance—Standard Hazard Insurance Policies on Mortgage Loans.” However, the related servicer will not otherwise be required to verify that the borrowers comply with their obligations to maintain standard hazard insurance and, if the mortgaged property is located in a federally designated flood area, flood insurance.

The pooling and servicing agreement prohibits the resignation of a servicer except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans) and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then-current rating of any of the certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer or special servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. Notwithstanding the foregoing, the sponsor, as owner of the servicing rights relating to the mortgage loans, may require that any or all of the servicers, or any special servicer, resign upon the selection and appointment by the sponsor of a successor servicer or special servicer, as applicable, meeting the requirements in the pooling and servicing agreement.

Under the pooling and servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, a servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the related mortgage loans.

Servicing Compensation and Payment of Expenses

The Expense Fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The Expense Fees consist of the servicing fee, the excess servicing fee (payable to the Class X-S Certificates), fees payable to the trustee for its activities as trustee under the pooling and servicing agreement and the Credit Risk Manager’s fee. With respect to each mortgage loan, the sum of the servicing fee and the excess servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each such mortgage loan. The rate at which the servicing fee accrues ranges from 0.125% to 0.500% per annum, depending on the particular servicer. Each servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the related servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the related servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this term sheet supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans”. The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment charges. Each servicer also will be entitled to receive all reinvestment income earned on, or other benefits arising from, amounts on deposit in the related collection account. In addition, each servicer will be entitled to prepayment interest excess as provided for in the pooling and servicing agreement.

The following table sets forth certain information with respect to the fees payable to the servicers, the trustee and the Credit Risk Manager.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment

Servicers	Monthly
With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan. Each servicer will also be entitled to reinvestment income earned on amounts on deposit in the related collection account and escrow account.

Each servicer will withdraw or withhold from the collection account its aggregate servicing fee from interest actually collected on each mortgage loan serviced by it and reinvestment income on amounts on deposit in the related collection account and escrow account, prior to such amounts being available to make payments on the certificates.

Trustee	Monthly
With respect to each mortgage loan, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) 0.0125% per annum. The trustee will also be entitled to net investment earnings on amounts on deposit in the certificate account.
On each distribution date, the trustee will withdraw the trustee fee and the net investment earnings on amounts on deposit in the certificate account prior to distributions to certificateholders.

Credit Risk Manager	Monthly	With respect to each mortgage loan, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) 0.0175% per annum.
On each distribution date, the trustee will pay the Credit Risk Manager’s fee to the Credit Risk Manager from amounts on deposit in the certificate account prior to distributions to certificateholders.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

Each servicer is obligated to remit to the trust on the business day before each distribution date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

•
any shortfall for the previous month in interest collections resulting from (a) the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and (b) the timing of principal prepayments in part on the mortgage loans that are made during the calendar month preceding such distribution date, and

•	0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it for that distribution date.

Any remaining shortfall in interest collections resulting from principal prepayments will be allocated pro rata to the certificates according to the amount of interest to which each class of the certificates would otherwise be entitled in reduction thereof.

You may refer to “Description of the Certificates—Distributions of Interest” in this term sheet supplement for more detail.

Advances from the Servicers

Subject to the limitations described below each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the related mortgage loans that are not required to be distributed on that distribution date, an amount equal to the sum of the aggregate of payments of principal of and interest on the related mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the applicable servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan, provided that the related servicer will be required to make advances at least until the time at which the related mortgage loan becomes 120 days delinquent. If the applicable servicer determines that any advance or servicing advance previously made by it will not be recoverable from proceeds of the related mortgage loan, that servicer may be reimbursed for such advances and servicing advances from collections or proceeds on any of the mortgage loans being serviced by that servicer.

If a servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by a servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If a servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see “Description of the Certificates—Events of Default” and “—Rights Upon Event of Default” in the base prospectus.

Foreclosure Restrictions on the Mortgage Loans

Any mortgage loans in the mortgage pool that are 60 or more days delinquent as of the cut-off date will have certain restrictions placed on their foreclosure in the pooling and servicing agreement, in order to comply with the REMIC provisions of the Internal Revenue Code. These restrictions will be lifted with respect to a delinquent mortgage loan if the mortgage loan becomes current for three consecutive monthly payments. In the event that one of the loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property along with all other ineligible assets owned by the related REMIC, to exceed 0.75% of the adjusted basis of the assets in the related REMIC, the related servicer would not be permitted to acquire title to the mortgage loan on behalf of that REMIC. Instead, the applicable servicer would have to liquidate the mortgage loan for cash in a foreclosure sale or otherwise. In addition, if the applicable servicer determines that following a distribution on any distribution date the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, exceed 1.0% of the adjusted basis of the assets of the related REMIC, then prior to that distribution date, the related servicer would be required to dispose of enough of such mortgaged properties so that the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. In either event, the related servicer would be permitted to acquire, for its own account and not on behalf of the trust, the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by the applicable servicer in good faith. As a result, losses on the mortgage loans may be greater than if the related servicer was permitted to obtain title on behalf of the trust. With respect to each servicer, the foregoing percentage limitations will only apply to the mortgage loans serviced by that servicer.

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, the holder of the majority of the Class X-1 Certificates may, at its option, appoint a special servicer to act as servicer of any mortgage loan that is delinquent 90 days or more or which is in foreclosure. If this option is exercised, the related servicer, at the direction of the Class X-1 Certificateholder, shall transfer the servicing of such mortgage loan to such special servicer. If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligation with respect to that mortgage loan and will be reimbursed for all outstanding advances, servicing advances and accrued and unpaid servicing fees.

In addition, subject to the conditions set forth in the pooling and servicing agreement, the holder of the majority of the Class X-1 Certificates also may, at its option, direct such special servicer to purchase from the trust any mortgage loan that is delinquent 90 days or more for the purpose of loss mitigation. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as special servicer of any such mortgage loans under the pooling and servicing agreement, unless otherwise indicated.

Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation (the “Credit Risk Manager”) will act as the depositor’s representative in advising the servicers regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. In performing its advisory and monitoring functions, the Credit Risk Manager will rely upon mortgage loan data that is provided to it by the servicers pursuant to separate credit risk management agreements.

The Credit Risk Manager will be entitled to receive a Credit Risk Manager’s fee until the termination of the trust fund or until its removal by the depositor. Such fee will be paid from the trust fund in accordance with the pooling and servicing agreement.

Loss Mitigation Procedures

Each servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the pooling and servicing agreement.

As to any mortgage loan that becomes 90 days delinquent, the related servicer will be required to have obtained or to obtain a broker’s price opinion with respect to the related mortgaged property, the cost of which will be reimbursable as a servicing advance. After obtaining the broker’s price opinion, the related servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related servicer determines that no such recovery is possible, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to accrue additional servicing fees (except as provided below), and the loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the related servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, such servicer may continue making advances, and that servicer will be required to notify the Credit Risk Manager of such decision.

Any mortgage loan that is charged off may continue to be serviced the related servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). The related servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans serviced using specialized collection procedures after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans serviced by it. Any such mortgage loans serviced by a servicer in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Available Funds. On the date which is six months after the date on which the related servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by that servicer on a particular mortgage loan, such charged off loan will be released to the Class X-2 Certificateholders and thereafter, (i) the Class X-2 Certificateholders (as identified with contact information in writing to the related servicer by the depositor) will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the servicing thereof and a servicing fee therefor shall be pursuant to a servicing agreement between DLJMC and the related servicer if the servicing of such charged off loan is not transferred from the related servicer, (iii) the holder of the majority of the Class X-2 Certificates may designate any servicer to service any such released loan and (iv) the holder of the majority of the Class X-2 Certificates may sell any such released loan to a third party.

Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans may be modified at any time at the discretion of the holder of the majority of the Class X-1 Certificates, with the consent of the applicable servicer, which consent shall not be unreasonably withheld.

THE SERVICERS

The summary of servicing functions provided by SPS reflects relevant and current servicing operations and procedures and are included for informational purposes. This summary does not purport to be a complete description of the SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this term sheet supplement and the base prospectus. A summary of the servicing operations of any servicer that is servicing 20% or more of the initial mortgage loans (by principal balance as of the cut-off date) will be set forth in the related prospectus supplement. The obligations of each servicer to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the summaries provided by the servicers.

Select Portfolio Servicing, Inc.

The information set forth in the following paragraphs has been provided by SPS. SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994. SPS began servicing third-party Alt-A mortgage loan portfolios in 2002. On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc. On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the depositor and the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. An affiliate of the depositor is also a lender under one of SPS’s credit facilities. SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service. Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings. See “Risk Factors—Recent developments affecting SPS” in this term sheet supplement.

Servicing Experience and Procedures of Select Portfolio Servicing, Inc.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Second Lien Loans
December 31	Number of Loans	Unpaid Principal Balance
2000	17,744	$497,085,065
2001	43,768	$1,316,889,156
2002	78,046	$2,378,774,293
2003	49,962	$1,440,534,831
2004	32,357	$863,199,199
2005	30,621	$955,521,650
September 30, 2006	51,629	$2,216,349,424

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes. This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this term sheet supplement and the base prospectus. In fact, the obligations of SPS to service the mortgage loans for certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary. In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures. There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets. The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers. This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent. In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency. New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact. This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives. SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis. Funds are typically posted to a payment clearing account on the business day they are received. SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”. The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month. The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies. This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement. This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset. SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 90th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property. If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days. If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency. The Primary Collections group is responsible for early stage delinquency and is divided into two core groups. The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department. Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department. In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration. Similar to the Stage One team, Stage Two associates also identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance. Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale. SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department. A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period. The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options. All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations. Loan Resolution employees are trained to identify potential causes for delinquency. Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS. Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification. Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department. SPS has automated portions of this loss mitigation underwriting. Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset. Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months. The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available. For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD). The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship. In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor. The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging. SPS images critical documents for each loan in its portfolio. Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim. SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work. Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price. All valuations are reviewed and reconciled by valuation specialists prior to listing the property. These specialists set the suggested sales price and make recommendations for property repairs. New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process. SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed. These include internal audits performed by SPS’s Servicing Risk Management team (“SRM”). Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services. SPS has an internal department which manages all document requests from staff and vendors. The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

•	Print and mail services
•	Foreclosure and bankruptcy processing
•	Title processing
•	Tax payments and processing
•	Insurance payments and claims processing
•	Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

•	Payoff quote preparation
•	Property valuations for property preservation
•	Data integrity on newly boarded loan data
•	Validation of ARM changes
•	Forbearance preparation
•	REO invoice preparation
•	Escrow analysis
•	Junior lien analysis
•	Reconveyance processing
•	Back office research related to customer service
•	MERS loan tracking
•	Bankruptcy per-discharge audit
•	Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years. Some of the key changes include:

•	Extending the new hire training period
•	Introducing a centralized call monitoring program
•	Increasing involvement of mid-senior level managers in the hiring process
•	Implemented new incentive plans based on a true balanced scorecard
•
Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

•	Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system
•	Customizing training programs in support of material business process changes
•	Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS
•	Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales
•	Implementing automated underwriting for loss mitigation with escalated review of any denials
•	Implementing web-based technology for management of timeline processes
•	Implementing web-based imaging technology

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered. The various classes of Class A Certificates, including the Class A-R Certificates, are referred to collectively as the Class A Certificates. The Class A-R Certificates are also referred to as the Residual Certificates. In addition to the Class A Certificates, each series of certificates will various classes of subordinate certificates referred to as the Class M Certificates and the Class B Certificates. Various classes of Class A, Class M and Class B Certificates may also be referred to collectively as the LIBOR Certificates. In addition, each series of certificates will include Class P, Class X-1, Class X-2 and Class X-S Certificates that are not publicly offered.

The offered certificates, other than the Class A-R Certificates, will be available only in book-entry form. The Class A-R Certificates will each be issued in fully registered certificated form, as a single certificate with a dollar denomination of $100.

Book-Entry Certificates

Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. referred to as JPMorgan Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the base prospectus.

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, with the consent of the participants, in writing, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner’s fractional undivided interest in the related class of certificates.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and receipt from DTC of instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Pre-Funding Account

On the closing date, the depositor will deposit cash (the “Pre-Funding Account Deposit”) into the Pre-Funding Account. All mortgage loans purchased by the trust through application of amounts on deposit in the Pre-Funding Account are referred to in this term sheet supplement as the Subsequent Mortgage Loans. The Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or (ii) an event of default occurs under the pooling and servicing agreement or (iii) the day preceding the third distribution date (the “Funding Period”), the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement for inclusion in the mortgage pool. Subsequent Mortgage Loans purchased by the trust and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the pooling and servicing agreement. On the third distribution date, any amounts that were remaining in the Pre-Funding Account on the day preceding such distribution date will be applied to reduce the Class Principal Balance of the offered certificates in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the third distribution date. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount of the Pre-Funding Account Deposit.

Amounts on deposit in the Pre-Funding Account may be invested in permitted investments as defined in the pooling and servicing agreement. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the day preceding the third distribution date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will not be available for the purchase of Subsequent Mortgage Loans and will not be considered in any calculation of the amount on deposit in the Pre-Funding Account on any date. Any such amounts will be distributed to the depositor on the third distribution date. The Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Capitalized Interest Account

On the closing date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account. The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the trust of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Aggregate Collateral Balance—As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

Aggregate Loan Balance—As of any distribution date will be equal to the aggregate of the Stated Principal Balances of the mortgage loans determined as of the last day of the related Collection Period.

Available Funds—For any distribution date, the sum of the following amounts:

(a)   all scheduled installments of interest, net of the related Expense Fees (other than the excess servicing fee), and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date on the mortgage loans, together with any advances for the mortgage loans;

(b)   all insurance proceeds (to the extent not applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the related servicer’s standard servicing procedures), if any, and liquidation proceeds received during the month preceding the month of that distribution date on the mortgage loans, in each case net of unreimbursed expenses incurred by the related servicer in connection with a liquidation or foreclosure and unreimbursed advances, if any and any net recoveries from previously charged off mortgage loans;

(c)   all partial and full prepayments received during the applicable Prepayment Period on the mortgage loans;

(d)   amounts received for that distribution date in respect of the substitution of a mortgage loan, the purchase of a deleted mortgage loan, or a repurchase of a mortgage loan by the sponsor or the related servicer as of that distribution date;

(e)   any amounts payable as Compensating Interest by the related servicer on that distribution date on the mortgage loans;

(f)   amounts drawn from the Swap Account and added to the Principal Remittance Amount;

(g)   with respect to the third distribution date, the amount remaining in the Pre-Funding Account at the end of the Funding Period;

(h)   any amounts withdrawn from the capitalized interest account to pay interest on the certificates with respect to such distribution date;

(i)    minus, amounts payable by the supplemental interest trust to the Counterparty in respect of Net Swap Payments (made since the preceding distribution date) and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event); and

(j)   minus, in the case of clauses (a) through (d) above and without duplication, the amounts to which the related servicer is entitled under the pooling and servicing agreement, including, without limitation, accrued and unpaid servicing fees, unreimbursed advances and certain expenses.

All prepayment charges received in respect of the mortgage loans will be payable to the Class P Certificates and will not be available for distribution on the other certificates.

Basis Risk Shortfall—With respect to any distribution date and any class of LIBOR Certificates and any class of fixed-rate certificates, the sum of:

(a)
the excess, if any, of (1) interest payable for that class of certificates calculated using (i) one-month LIBOR plus the applicable certificate margin with respect to such class of LIBOR Certificates or (ii) the related fixed pass-through rate with respect to any class of fixed-rate certificates, over (2) interest payable for that class of certificates calculated using the Net Funds Cap for that distribution date,

(b)	any amount calculated pursuant to clause (a) remaining unpaid from prior distribution dates, and

(c)
interest on the amount in clause (b) calculated on the basis of (i) one-month LIBOR plus the applicable certificate margin with respect to such class of LIBOR Certificates or (ii) the related fixed pass-through rate with respect to any class of fixed-rate certificates for that distribution date.

Capitalization Reimbursement Amount— For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to a servicer on or prior to such distribution date in connection with the modification of such mortgage loans.

Carryforward Interest—For any class of certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from prior distribution dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Class B Certificates—As set forth in the related term sheet.

Class Principal Balance—For any certificate as of any date of determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of all amounts previously distributed to holders of certificates of that class as payments of principal and further reduced by any Applied Loss Amounts allocated to that class (and with respect to the Class M Certificates and Class B Certificates only, taking into account any increases in the Class Principal Balance thereof due to the receipt of any net recoveries from previously charged off mortgage loans).

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—On any distribution date, an amount to be paid by the applicable servicer for that distribution date equal to the lesser of (i) any shortfall for the previous month in interest collections resulting from the timing of (a) principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and (b) principal prepayments in part on the mortgage loans serviced by that servicer that are made during the calendar month preceding such distribution date and (ii) 0.25% per annum multiplied by the aggregate Stated Principal Balance of the mortgage loans serviced by the applicable servicer in connection with that distribution date.

Cumulative Loss Event—For any distribution date, a Cumulative Loss Event is occurring if cumulative Realized Losses on the mortgage loans, as reduced by any net recoveries from previously charged off mortgage loans that are included in Available Funds, equal or exceed the percentage of the Aggregate Collateral Balance as of the cut-off date for that distribution date as set forth in the related term sheet.

Current Interest—For any class of certificates and distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Interest Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

Deferred Amount—For any class of Class M Certificates or Class B Certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Expense Fee—For each distribution date, the sum of the servicing fee, the excess servicing fee, the trustee’s fees and the Credit Risk Manager’s fee, which shall be equal to the monthly weighted average Expense Fee Rate multiplied by the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date).

Expense Fee Rate—As to each mortgage loan, the sum of the per annum rate at which the servicing fee, the excess servicing fee, the trustee’s fee and the Credit Risk Manager’s fee accrue.

Interest Accrual Period—For each distribution date and for each interest-bearing class of certificates, other than the Class A-R, Class P, Class X-1 and Class X-S Certificates, is the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding the related distribution date. For each distribution date and for the Class A-R, Class P, Class X-1 and Class X-S Certificates, is the calendar month preceding the month of that distribution date.

Interest Remittance Amount—For any distribution date will equal (A) the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee (other than the excess servicing fee) with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest and (5) any amounts withdrawn from the capitalized interest account to pay interest on the certificates with respect to such distribution date minus (B) any Net Swap Payments (made since the preceding distribution date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the Counterparty.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

LIBOR Certificates—As set forth in the related term sheet.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount, if any, for such date.

Net Funds Cap—For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the mortgage loans and (B) amounts withdrawn from the capitalized interest account to pay interest on the certificates, minus (2) the sum of (x) the Expense Fee, (y) any Net Swap Payment payable to the Counterparty on such distribution date and (z) any Swap Termination Payment not due to a Counterparty Trigger Event and to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any related replacement swap agreement that may be entered into by the supplemental interest trust trustee payable to the Counterparty on such distribution date and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date), multiplied by (ii)(x) in the case of any fixed-rate certificates, the Class A-R Certificates and Class P Certificates, 1/12 and (y) in the case of the LIBOR Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, the mortgage rate of that mortgage loan, minus the Expense Fee Rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the certificates (other than the Class X-1 Certificates) after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the certificates resulting from the payment of the Principal Payment Amount on such distribution date and the Excess Cashflow Loss Payment, but prior to any principal payment from Monthly Excess Cashflow and allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount (without regard to clauses (6) and (B) of such definition) for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Period—For any distribution date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial prepayment received on a mortgage loan, the calendar month preceding the month of that distribution date.

Principal Payment Amount—For any distribution date will be equal to the Principal Remittance Amount for such date, minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments on the mortgage loans received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the sponsor, the person described under “—Optional Termination” in this term sheet supplement or by a special servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and any net recoveries on previously charged off mortgage loans collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the Swap Account (as defined below under “—The Swap Agreement”) to cover Realized Losses on the mortgage loans incurred during the related Collection Period and (7) with respect to the third distribution date, the amount remaining in the Pre-Funding Account at the end of the Funding Period minus (B) the sum of (1) any Net Swap Payments (made since the preceding distribution date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the Counterparty, to the extent not paid from the Interest Remittance Amount for the related distribution date and to the extent remaining unpaid from any previous distribution date and (2) the Capitalization Reimbursement Amount for such distribution date.

Realized Loss—With respect to a Liquidated Mortgage Loan, the amount by which the accrued and unpaid interest on, and the outstanding principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months.

Scheduled Payment—For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

Senior Enhancement Percentage—For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M Certificates and Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance for such distribution date.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount set forth in the related term sheet.

Stated Principal Balance—For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the calendar month immediately preceding such date of determination.

Stepdown Date—The date set forth in the related term sheet.

Subordinate Class Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, the amount set forth in the related term sheet for each class of Class M Certificates and Class B Certificates.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount—As set forth in the related term sheet.

Trigger Event—A Trigger Event will be in effect for any distribution date on or after the Stepdown Date if the conditions described in the related term sheet are satisfied.

Payments on Mortgage Loans; Accounts

On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On the business day prior to each distribution date, as specified in the pooling and servicing agreement, each servicer will withdraw from the related collection account the Available Funds on deposit in the collection account for that distribution date and will deposit those amounts in the Certificate Account. See “Description of the Certificates—Payments on Mortgage Loans” in the base prospectus.

Distributions

Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing on the date set forth in the related term sheet, to the persons in whose names those certificates are registered as of the related record date. For any distribution date and each class of offered certificates (other than any fixed-rate certificates and LIBOR Certificates) the record date is the last business day of the calendar month immediately preceding the applicable distribution date. For any distribution date and the fixed-rate certificates and LIBOR Certificates the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry format and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Distributions will be made on the Class P Certificates on each distribution date of any amounts received representing prepayment charges, in addition to the other distributions described below. Distributions of prepayment charges to the Class P Certificates will not be used to reduce its Class Principal Balance.

Determination of One-Month LIBOR

With respect to each distribution date, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Reuters Screen LIBOR01 Page means the display designated on the Reuters Monitor Money Rates Service or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying one-month LIBOR or comparable rates as may be selected by the trustee, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Distributions of Interest

With respect to each class of certificates entitled to interest, interest will be passed through monthly on each distribution date, beginning on the distribution date set forth in the related term sheet. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the related Interest Accrual Period.

The Pass-Through Rates for the offered certificates entitled to interest will be set forth in the related term sheet.

The amount of interest payable on each distribution date in respect of each class of certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of certificates, other than the LIBOR Certificates, on the basis of a 360-day year and twelve 30-day months. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of offered certificates (other than the Class A-R Certificates), such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described in this term sheet supplement under “—Credit Enhancement—Overcollateralization.” Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the Class X-1 Certificates.

On each distribution date, the Interest Remittance Amount for such date will be paid in the following order of priority:

(1)	to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;

(2)	to the Class A Certificates and Class P Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest for each such class and such distribution date;

(3)	to the Class M Certificates and Class B Certificates, Current Interest and any Carryforward Interest for each such class and such distribution date, in order of payment priority; and

(4)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (3) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal

On each distribution date, certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described in this term sheet supplement.

Distributions of principal on the Class A Certificates and Class P Certificates will be made primarily from the Principal Payment Amount, to the extent of Available Funds, as described below. Distributions of principal on the Class M Certificates and Class B Certificates will be made from the Principal Payment Amount after distributions of principal have been made on the Class A Certificates and Class P Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.	On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)	commencing on the 61st distribution date, to the Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

(ii)
first to the Class A-R Certificates until the Class Principal Balance thereof has been reduced to zero, and then to the other classes of Class A Certificates in the priority described in the related term sheet;

(iii)	to the Class M Certificates and Class B Certificates, in order of payment priority, in each case, until the Class Principal Balance of such class has been reduced to zero; and

(iv)
for application in the same manner as the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above.

II.
On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

(i)	commencing on the 61st distribution date, to the Class P Certificates, an amount up to the Senior Principal Payment Amount, until the Class Principal Balance of that class has been reduced to zero;

(ii)
to the Class A Certificates, other than the Class A-R Certificates, an amount up to the remaining Senior Principal Payment Amount for such distribution date, allocated in the priority set forth in the related term sheet;

(iii)
to the Class M Certificates and Class B Certificates, an amount up to the related Subordinate Class Principal Payment Amount for such distribution date, in order of payment priority, in each case until the Class Principal Balance of such class has been reduced to zero; and

(iv)
for application in the same manner as the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above.

Credit Enhancement

Credit enhancement for the certificates consists of the subordination of the Class M, Class B and Class X-1 Certificates, the priority of application of Realized Losses, excess interest, overcollateralization and the amounts available under the Swap Agreement to cover certain Realized Losses, in each case as described herein.

Subordination

The rights of holders of the Class M Certificates and Class B Certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses

Realized Losses on mortgage loans after application of amounts on deposit in the Swap Account (as part of the Principal Payment Amount) will have the effect of reducing amounts payable in respect of the Class X-1 Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date). A “Liquidated Mortgage Loan” is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment or which has been charged off by the related servicer).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the Collection Period for such distribution date and payments of principal (including any Net Swap Payments to be used to cover Realized Losses) and Monthly Excess Cashflow on such distribution date, the aggregate Class Principal Balance of the Class A, Class P, Class M and Class B Certificates exceeds the Aggregate Collateral Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B Certificates, in reverse order of their payment priority, in each case until the Class Principal Balance thereof has been reduced to zero, and then to the Class M Certificates, in reverse order of their payment priority, in each case until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class A Certificates and Class P Certificates will not be reduced by the allocation of Applied Loss Amounts.

In addition, after giving effect to all distributions on a distribution date, if any Deferred Amounts are outstanding, the Deferred Amount for the Class of Class M Certificates or Class B Certificates then outstanding with the highest payment priority will be decreased by the amount of any net recoveries on previously charged off mortgage loans until reduced to zero (with any remaining net recoveries on previously charged off mortgage loans applied to reduce the Deferred Amount of the class with the next highest payment priority), and the Class Principal Balance of such class or classes of Class M Certificates or Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Class M Certificates or Class B Certificates will accrue interest on the increased Class Principal Balance.

Holders of Class M Certificates and Class B Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of net recoveries from previously charged off mortgage loans as described herein or to the extent of available Monthly Excess Cashflow or amounts paid under the Swap Agreement, each as described below.

The Swap Agreement

U.S. Bank National Association as the supplemental interest trust trustee will, on behalf of the supplemental interest trust, enter into an interest rate swap agreement (the “Swap Agreement”) with the Counterparty for the benefit of the Class A, Class M and Class B Certificates. The Swap Agreement will be held in the supplemental interest trust. On each distribution date, the supplemental interest trust trustee will deposit into an account held by the supplemental interest trust and established by the supplemental interest trust trustee (the “Swap Account”) certain amounts, if any, received from the Counterparty, from which distributions to the certificateholders in respect of Realized Losses on the mortgage loans incurred during the related Collection Period, any Deferred Amounts and any Basis Risk Shortfalls will be made as described in this term sheet supplement. For the avoidance of doubt, the Swap Account, the Swap Agreement and the supplemental interest trust will not be assets of any REMIC.

Under the Swap Agreement, on each Swap Payment Date, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be obligated to pay to the Counterparty a fixed amount for that Swap Payment Date (the “Fixed Swap Payment”), equal to the product of (x) a fixed per annum rate set forth in the related term sheet, (y) the Swap Notional Amount (as defined below) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, for the first Swap Payment Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360 and the Counterparty will be obligated to pay to the supplemental interest trust trustee, on behalf of the supplemental interest trust, a floating amount for that Swap Payment Date (the “Floating Swap Payment”), equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement for the related calculation period as provided in the Swap Agreement, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement, and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment”, will be required to be made on each Swap Payment Date (a) by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the Counterparty, if the Fixed Swap Payment for such Swap Payment Date exceeds the Floating Swap Payment for such Swap Payment Date, or (b) by the Counterparty to the supplemental interest trust trustee, on behalf of the supplemental interest trust, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Swap Payment Date. For each Swap Payment Date in respect of which the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a Net Swap Payment to the Counterparty, the trust will be required to make a payment to the supplemental interest trust trustee, on behalf of the supplemental interest trust, prior to distributions to certificateholders. The “Swap Payment Date” with respect to each distribution date is the business day immediately preceding the 25th day of the related month, beginning on the distribution date set forth in the related term sheet, to and including the termination date set forth in the related term sheet.

The “Swap Notional Amount” with respect to the Swap Agreement and each Swap Payment Date will be determined described in the related term sheet.

Payments under the Swap Agreement will terminate immediately following the Swap Payment Date in the month of the termination date, unless the Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Counterparty and the supplemental interest trust trustee, on behalf of the supplemental interest trust, to pay specified amounts due under the Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined in the Swap Agreement) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “early termination date” (as defined in the Swap Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

Events of default under the Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Counterparty to comply with or perform certain agreements or obligations required under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Counterparty to comply with or perform certain collateral posting requirements of the Swap Agreement if a rating downgrade has occurred as specified in the Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect,

•	cross-default by the Counterparty or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Counterparty without an assumption of such party’s obligations under the Swap Agreement,

each as further described in the Swap Agreement.

Termination events under the Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
tax event (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•
tax event upon merger (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Swap Agreement.

Additional termination events under the Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Counterparty to comply with certain replacement, guaranty or collateral posting requirements of the Swap Agreement upon a downgrade of the Counterparty’s ratings by the rating agencies below the levels specified in the Swap Agreement,

•	failure of the Counterparty to comply with the Regulation AB provisions of the Swap Agreement, and

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement,

•	amendment of the pooling and servicing agreement without the consent of the Counterparty in a manner contrary to the requirements of the pooling and servicing agreement,

each as further described in the Swap Agreement.

Upon the occurrence of any Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the supplemental interest trust trustee, on behalf of the supplemental interest trust, or the Counterparty may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement. In the event that the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a Swap Termination Payment to the Counterparty, the trust will be required to make a payment to the supplemental interest trust trustee, on behalf of the supplemental interest trust, in the same amount (to the extent such Swap Termination Payment has not been paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee, as described in this term sheet supplement); in the case of a Swap Termination Payment not triggered by a Counterparty Trigger Event (as defined in this term sheet supplement), the trust will be required to make such payment on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to certificateholders and in the manner described above, and in the case of a Swap Termination Payment triggered by a Counterparty Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class A, Class P, Class M and Class B Certificates and certain other certificates to the extent described in the pooling and servicing agreement

A “Counterparty Trigger Event” shall mean: (i) a Swap Event of Default under the Swap Agreement with respect to which the Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Swap Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) a Swap Additional Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party.

In addition, the Counterparty may, subject (except in the case of a transfer pursuant to the rating downgrade provisions discussed above) to acknowledgment by any rating agencies specified for such purpose in the Swap Agreement that the rating of the relevant securities will not be downgraded or withdrawn, assign its obligations under the Swap Agreement (i) with the prior written consent of the supplemental interest trust trustee, on behalf of the supplemental interest trust, to an unaffiliated party or (ii) without the prior consent of the supplemental interest trust trustee, on behalf of the supplemental interest trust, to an affiliated party, that either has at least equivalent credit ratings to the specified levels or has furnished a guarantee, subject to approval by S&P, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the specified levels.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the supplemental interest trust trustee, pursuant to the pooling and servicing agreement, will use reasonable efforts to appoint a successor swap counterparty to enter into a new swap agreement on substantially similar terms as the Swap Agreement, with a successor swap counterparty meeting all rating agency requirements and any third party consent requirements. If the supplemental interest trust trustee receives a Swap Termination Payment from the Counterparty in connection with such Swap Early Termination, the supplemental interest trust trustee, on behalf of the trust, will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap counterparty. If the supplemental interest trust trustee, on behalf of the trust, is required to pay a Swap Termination Payment to the Counterparty in connection with such Swap Early Termination, the supplemental interest trust trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the supplemental interest trust trustee is unable to appoint a successor swap counterparty within 30 days of the Swap Early Termination, then the supplemental interest trust trustee, on behalf of the supplemental interest trust, will deposit any Swap Termination Payment received from the original Counterparty into a separate, non-interest bearing reserve account and will, on or before each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the supplemental interest trust trustee, on behalf of the trust, by the original counterparty calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in the priority set forth below.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a Swap Termination Payment to the Counterparty, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in “—Optional Termination”, in this term sheet supplement. If the supplemental interest trust trustee, on behalf of the supplemental interest trust, receives a Swap Termination Payment from the Counterparty, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

If the ratings of the debt obligations of the Counterparty fall below the levels specified in the Swap Agreement, the Counterparty will be required, at its cost, and only to the extent the applicable Certificates are rated by the relevant Rating Agency, to perform within the time and subject to any conditions specified in the Swap Agreement, to either (1) obtain a substitute swap counterparty to replace the Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P (as provided in the Swap Agreement) and meets the Required Ratings Threshold (as defined below), (2) post collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement or (3) furnish a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that meets the Required Ratings Threshold.

“Required Ratings Threshold” means a Relevant Entity's (as defined in the Swap Agreement) credit ratings are such that (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated at least “A-1” by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated at least “A+” by S&P and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such entity are rated at least “P-2” by Moody’s (if such entity has both a long-term and short-term rating from Moody's) or (ii) if such entity does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the entity (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the entity.

If the credit ratings of the Counterparty, to the extent the relevant Rating Agency is rating the applicable Certificates, are downgraded such that (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity (as defined in the Swap Agreement) are rated “BB+” or below by S&P, (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity (as defined in the Swap Agreement) have a credit rating from S&P below the level specified in the Swap Agreement or (iii) if at any time after the date hereof S&P withdraws all of each Relevant Entity’s ratings and no longer rates any Relevant Entity (as defined in the Swap Agreement) or (B) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity (as defined in the Swap Agreement) are unrated or rated “Baa1” or below by Moody’s (or such rating is withdrawn) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity (as defined in the Swap Agreement) are unrated or rated “P-3” or below by Moody's (or such rating is withdrawn), then the Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found, or in certain circumstances obtain an eligible guarantee of the Swap Counterparty’s obligations under the Swap Agreement. Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Counterparty.

Amounts payable by the supplemental interest trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) will be deducted from Available Funds before distributions to the holders of the Class A, Class P, Class M, Class B and Class X-1 Certificates. On each Swap Payment Date, such amounts will be distributed by the supplemental interest trust to the Counterparty, first to make any Net Swap Payment owed to the Counterparty pursuant to the Swap Agreement for such Swap Payment Date, and second to make any Swap Termination Payment not due to a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement. Payments by the supplemental interest trust to the Counterparty in respect of any Swap Termination Payment triggered by a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A, Class P, Class M and Class B Certificates and will be paid by the supplemental interest trust to the Counterparty as set forth in the pooling and servicing agreement.

On or before each distribution date, Net Swap Payments paid by the Counterparty to the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be deposited by the supplemental interest trust trustee into the Swap Account. On each distribution date, to the extent required, the supplemental interest trust trustee will withdraw the following amounts from the Swap Account to the extent of Net Swap Payments on deposit therein for distribution to the certificates in priority set forth in the related term sheet.

Amounts paid under the Swap Agreement not used on any distribution date to pay accrued and unpaid interest, to cover Realized Losses on the mortgage loans, to pay Deferred Amounts or to cover Basis Risk Shortfalls will remain on deposit in the Swap Account and may be available on future distribution dates to make the payments described in the related term sheet. On the distribution date on which the aggregate Class Principal Balance of the offered certificates and Class B-2 Certificates is reduced to zero, any amounts from the Swap Agreement remaining in the Swap Account will be released to the Class X-1 Certificateholders.

On the closing date, the supplemental interest trust trustee, on behalf of the supplemental interest trust, or the Counterparty, may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the certificates at the time that the Swap Agreement price was determined. Any payment required to be made by the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be paid by the depositor and will not diminish the value of the trust assets. Any payment required to be made by the Counterparty to the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be distributed by the supplemental interest trust to the depositor and will not be available for distribution to the certificateholders.

The “significance percentage” of the Swap Agreement (as calculated in accordance with Item 1115 of Regulation AB) is less than 10%. As provided in the Swap Agreement, the Counterparty may be replaced in certain circumstances, including if the significance percentage of the Swap Agreement is equal to or greater than 10%.

Overcollateralization

The weighted average Net Mortgage Rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust and any net swap payments due to the Counterparty, thus generating excess interest collections. Monthly Excess Interest will be available on each distribution date, except for the first distribution date, to accelerate the reduction of the aggregate Class Principal Balance of the certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Collateral Balance, thus creating and maintaining overcollateralization. In addition, on the closing date, there may be initial overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

In addition, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)
an amount equal to the aggregate Realized Losses on the mortgage loans incurred during the related Collection Period, such amount to be distributed in the same manner as the Principal Payment Amount as set forth above under “—Distributions of Principal” (any such amount, an “Excess Cashflow Loss Payment”);

(2)	on the first distribution date, an amount equal to the Monthly Excess Cashflow for such distribution date remaining after the distribution in clause (1) above to the Class X-1 Certificates;

(3)	except for the first distribution date, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each distribution date

(A)      (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the offered certificates and any non-offered Class B Certificates, as additional principal distributions as set forth above in subclause I under “—Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

(B)      on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions to the offered certificates and any non-offered Class B Certificates required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(4)
to the Class M Certificates and Class B Certificates, in order of payment priority, any Deferred Amount with interest thereon at the pass-through rate for each such class to the extent not paid from amounts in the Swap Account;

(5)	on a pro rata basis, to the Class A Certificates (other than the Class A-R Certificates), any applicable Basis Risk Shortfall for those classes to the extent not paid from amounts in the Swap Account;

(6)	to the Class M Certificates and Class B Certificates, in order of payment priority, any applicable Basis Risk Shortfall for each such class, to the extent not paid from amounts in the Swap Account;

(7)	to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

(8)
on the related Swap Payment Date, to the supplemental interest trust trustee for payment to the Counterparty, the amount of any Swap Termination Payment payable to the Counterparty resulting from a Counterparty Trigger Event not previously paid;

(9)	to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(10)	to the Class A-R Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class A-R Certificates under this clause (10).

Distributions pursuant to subparagraphs (1) and (4) through (6) on any distribution date will be made after giving effect to any withdrawals from the Swap Account on such date to cover Realized Losses, to pay Deferred Amounts and to cover Basis Risk Shortfalls.

THE POOLING AND SERVICING AGREEMENT

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the related cut-off date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee (or a custodian for the trustee) as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor.

The trustee or its custodian will deliver on the closing date an initial certification as described in the pooling and servicing agreement. The trustee or its custodian will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or promptly after the trustee’s or its custodian’s receipt of any document permitted to be delivered after such date and if any document in a mortgage file is found to be missing or defective in a material respect and the sponsor or other entity specified in the pooling and servicing agreement does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the sponsor or such other entity will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the sponsor or such other entity may remove such mortgage loan, a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, a replacement mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•
have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the sponsor or other entity specified in the pooling and servicing agreement and held for distribution to the certificateholders),

•	have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

•	have a CLTV ratio not higher than that of the deleted mortgage loan,

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Representations and Warranties Regarding the Mortgage Loans

Under the pooling and servicing agreement, the trustee will receive representations and warranties made by DLJ Mortgage Capital. The mortgage loan representations and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

•
each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

•	the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

•
no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

•	each mortgage loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination;

•	each mortgage loan had a CLTV ratio at origination of 100.00% or less; and

•	each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

•	cure that breach,

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination

On any distribution date on or after which the sum of the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity, as described in the pooling and servicing agreement, may, but is not required to, direct the servicer servicing the largest percentage of mortgage loans at the time of such optional termination, to purchase, on behalf of the terminating entity, the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets for a price equal to the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the mortgage loans plus one month’s accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) with respect to any REO property, the lesser of (x) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of each mortgage loan related to any REO property, in each case plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any unreimbursed Advances, servicing advances and servicing fees payable to the servicers (other than a servicer that is the terminating entity) and any unpaid Advances (made by the trustee as successor servicer), fees and expenses payable to the trustee and (iv) any Swap Termination Payment payable to the Counterparty which remains unpaid or which is due to the exercise of such option.

Subject to the terms and conditions of the pooling and servicing agreement, the “terminating entity” on each optional termination date shall be:

(i)
the holder of the largest percentage interest of Class X-1 Certificates, unless the holder of the largest percentage interest of Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date;

(ii)
the holder of the next largest percentage interest of Class X-1 Certificates, if the holder of the largest percentage interest of Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; or

(iii)
the servicer servicing the largest percentage or mortgage loans at the time of such optional termination if the depositor or an affiliate of the depositor is the holder of 100% of the Class X-1 Certificates and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; provided, however, that if such servicer does not exercise its option to purchase the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets, each other servicer, in sequential order from the servicer servicing the second largest percentage, the third largest percentage, and so forth, to the servicer servicing the smallest percentage, in each case by outstanding principal balance of the mortgage loans on such optional termination date, shall be the terminating entity; provided, that, if the holder of the Class X-1 Certificates is eligible to be the terminating entity on any optional termination date and does not exercise its right to purchase all of the mortgage loans from the trust, the option to purchase the mortgage loans on such optional termination date shall not be exercised.

Distributions on the certificates relating to any optional termination will first be paid to the Class A and Class P Certificates, and then to the Class M, Class B and Class X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The Overcollateralization Amount will be distributed to the Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

Reports to Certificateholders

The monthly statement to certificateholders prepared by the trustee will include the following information with respect to each distribution date:

•	the Class Principal Balance of each class of certificates before giving effect to the distribution of principal and interest;

•	the amount of the related distribution on each class of certificates allocable to interest;

•	the amount of the related distribution on each class of certificates allocable to principal;

•	the sum of the principal and interest payable to each class of certificates;

•	any Realized Loss allocable to each class of certificates;

•	any Carryforward Interest allocable to each class of certificates;

•	the Class Principal Balance of each class of certificates after giving effect to the distribution of principal and interest;

•	the pass-through rate for each class of certificates;

•	the applicable record dates, Interest Accrual Periods, determination date and distribution date;

•	the Principal Payment Amount and Principal Remittance Amount;

•	the total cash flows received and the general sources thereof;

•
the amount of any Net Swap Payment payable by the supplemental interest trust trustee on behalf of the supplemental interest trust or to the supplemental interest trust trustee on behalf of the supplemental interest trust;

•	the amount of principal prepayments;

•	the amount of principal as a result of repurchased mortgage loans;

•	the aggregate amount of scheduled interest prior to reduction for fees;

•	the amount of net recoveries on charged off mortgage loans;

•	the amount of reimbursements of nonrecoverable advances previously made;

•	the amount of Net Liquidation Proceeds;

•	the amount of Insurance Proceeds;

•	the number of mortgage loans as of the first and last day of the related Collection Period;

•	the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period;

•	the Expense Fee, with an identification of each payee and the general purpose of such fees;

•	the amount of current advances (including the general purpose of such advances);

•	the amount of outstanding advances;

•
the number and aggregate Stated Principal Balance of mortgage loans delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

•	the number and aggregate Stated Principal Balance of mortgage loans that are currently in bankruptcy, but not delinquent;

•	the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;

•	the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect;

•	the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such distribution date;

•	current Realized Losses;

•	cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;

•	the weighted average term to maturity of the mortgage loans as of the close of business on the last day of the calendar month preceding the related distribution date;

•	the number of mortgage loans that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;

•	the amount of any funds remaining in the Pre-Funding Account as of such distribution date;

•	the Net Funds Cap;

•	the Monthly Excess Interest and the Monthly Excess Cashflow; and

•
the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount.

For purposes of describing information reported in the monthly statement to certificateholders prepared by the trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

Evidence as to Compliance

Each of the servicers and any special servicer will deliver to the depositor and the trustee, on or before March 15th of each year, commencing with March 15, 2007, an officer’s certificate stating that: (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 15th of each year, commencing with March 15, 2007, each of the servicers, any special servicer, the custodians and the trustee will be required to deliver annually to the depositor and the trustee, an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”) that are applicable to such party. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity delivering the assessment of compliance referred to in the previous paragraph also will deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

The Issuing Entity

On the closing date, and until the termination of the trust, the related Home Equity Mortgage Trust will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year. The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the sponsor, the servicers and any special servicer will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement.

After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by certificateholders evidencing not less than 51% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trustee.

The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trustee will be required to notify certificateholders and the rating agencies of any event of default by a servicer known to the trustee, and the appointment of any successor servicer.

The trustee is responsible for the aggregation of monthly servicer reports. The trustee will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trustee’s website, which is presently located at http://www.usbank.com/abs. In addition, the trustee will post on the above website, on a monthly basis, current loan level data reports about the mortgage loans in the trust fund. The format of these loan level data reports may be modified, as permitted by the trustee, or they may be discontinued at any time. Assistance in using the website can be obtained by calling the trustee’s Bondholder Services at 800-934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by written notice to the trustee at its corporate trust office.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement. Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

Certain Matters Regarding the Servicers and the Trustee

On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other capacity, and the transactions set forth or provided for in the pooling and servicing agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the related collection account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second lien loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer. Pending appointment of a successor to a servicer, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as described above. In connection with such appointment and assumption, the trustee may make arrangements for the compensation of any successor out of payments on the related mortgage loans as it and the related successor agree; provided, however, that no such compensation will be in excess of the related servicing fee. The trustee and the related successor will take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer will be deemed to be in default by reason of any failure to make, or any delay in making, any distribution pursuant to the pooling and servicing agreement or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities under the pooling and servicing agreement, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of each class of certificates, other than the Class P, Class X-1, Class X-2, Class X-S and Class A-R Certificates. The portion of such 97% of all voting rights shall be allocated among such classes based on their respective Class Principal Balances. At all times 1% of all voting rights will be allocated to the holders of each class of Class P, Class X-1 and Class X-S Certificates. Voting rights shall be allocated among the certificates of each class of certificates (other than the Class P, Class X-1 and Class X-S Certificates which each only have one certificate) in accordance with their respective percentage interests. At all times, no voting rights will be allocated to the Class X-2 Certificates and Class A-R Certificates.

Restrictions on Transfer of the Residual Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the base prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.” The pooling and servicing agreement provides that the Class A-R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan. See “ERISA Considerations” in this term sheet supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

THE TRUSTEE

The information set forth in the following paragraphs has been provided by U.S. Bank National Association.

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The trustee shall make each monthly statement available to the certificateholders via the trustee’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 253 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $76,176,100,000.

The trustee’s procedures for performing its duties as required by the pooling and servicing agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholder statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from each servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the related servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the servicers, U.S. Bank will do so based on information received from the underwriter or the related servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the related servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the related servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the trustee has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities. However, the trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the trustee will use the procedures set forth above.

The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement. For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Trust Fund—Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the base prospectus.

THE CUSTODIANS

Each of LaSalle Bank National Association, Wells Fargo Bank, N.A. and J.P. Morgan Trust Company, N.A. (each, a “custodian”) may serve as a custodian pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the trustee.

Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related custodian’s custody but will be kept in shared facilities. However, each custodian’s proprietary document tracking system will show the location within the related custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the trust. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor’s personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation, a mortgagor’s equity in the related mortgaged property and the forms of the related first lien. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

The yields to maturity (or to optional termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans. Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. The mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience. Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

Some of the initial mortgage loans are subject to prepayment charges during intervals of up to sixty months following origination, as described under “The Mortgage Loans—Prepayment Charges” herein. Such prepayment charges may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the sponsor. The sponsor will represent and warrant that as of the closing date or a subsequent transfer date (or such earlier date as specified in the subsequent transfer documents) each mortgaged property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the sponsor will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date or subsequent transfer date (or such earlier date as specified in the subsequent transfer documents), the sponsor will not have any such obligation. As a consequence, Realized Losses could result. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

The yields to investors in the offered certificates will be affected by the exercise by the person described under “Description of the Certificates—Optional Termination” in this term sheet supplement of its right to purchase the mortgage loans, as described under that section, or its failure to exercise such right.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under “Risk Factors—Mortgage Rates May Limit Pass-Through Rates on the Certificates.”

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a mortgage loan between its due dates and as a result of a prepayment in part on a mortgage loan, the servicers will pay Compensating Interest to the limited extent and in the manner described under “The Servicers—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full or a principal prepayment in part, such remaining deficiency will be covered by excess interest collections on the mortgage loans. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

In the event that at the end of the Funding Period there are any remaining amounts on deposit in the Pre-Funding Account, the holders of the offered certificates will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

Overcollateralization

The yields of the certificates will be affected by the application of the related Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

Subordination

The Class A Certificates and Class P Certificates are senior to the Class M, Class B and Class X-1 Certificates. Each Class of Class M Certificates and Class B Certificates is senior to the Class M Certificates and Class B Certificates with a lower payment priority, and the Class X-1 Certificates. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Applied Loss Amounts will be allocated among the Class M Certificates and Class B Certificates in reverse order of priority of payment. As a result, the yields of the Class M Certificates and Class B Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the Class A Certificates and Class P Certificates and classes of Class M Certificates which have a relatively higher priority of payment.

The Pass-Through Rates

The pass-through rate for the Class A (other than the Class A-R Certificates), Class M and Class B Certificates is subject to the Net Funds Cap. If mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the Class A (other than the Class A-R Certificates), Class M and Class B Certificates will be dependent on the prepayment experience of the mortgage loans. In addition, the weighted average of the net mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than the Net Funds Cap. In addition, the Net Funds Cap and therefore the pass-through rate on the Class A (other than the Class A-R Certificates), Class M and Class B Certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Counterparty Trigger Event) to the Counterparty as described in this term sheet supplement.

Weighted Average Lives of the Offered Certificates

The weighted average life of any class of certificates is determined by:

•	multiplying the amount of the reduction, if any, of the Class Principal Balance of that Class on each distribution date by the number of years from the date of issuance to that distribution date,

•	summing the results and

•	dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first bullet point.

For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see “Yield, Prepayment and Maturity Considerations—General” in this term sheet supplement and “Yield, Prepayment and Maturity Considerations” in the base prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related mortgage loans increases. However, the weighted average lives of the offered certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Principal” in this term sheet supplement.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this term sheet supplement and in the base prospectus.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the distribution date set forth in the related term sheet, which is the distribution date in the month after the latest possible maturity date for the latest maturing subsequent mortgage loan.

Since the rate of distributions in reduction of the Class Principal Balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Class Principal Balance of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “Yield, Prepayment and Maturity Considerations—General” and “—Weighted Average Lives of the Offered Certificates” in this term sheet supplement and “Yield, Prepayment and Maturity Considerations” in the base prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Thacher Proffitt & Wood llp, counsel to the depositor, has filed with the depositor’s registration statement one or more opinions stating that the discussion in this section, along with the discussion in the base prospectus under “Material Federal Income Tax Consequences,” represents counsel’s opinion as to the material federal income tax consequences of investing in the certificates.

Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, portions of the trust will be treated as multiple REMICs. For federal income tax purposes, the Class A-R Certificates will represent beneficial ownership of the residual interests, each of which will constitute the sole class of residual interests in each of related REMICs. The regular certificates will be treated as debt instruments issued by the highest-tier REMIC for federal income tax purposes. Income on the regular certificates must be reported under an accrual method of accounting.

For federal income tax purposes, the offered certificates (other than the Class A-R Certificates) may be treated as having been issued with original issue discount, or OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at the pricing speed. No representation is made that the mortgage loans will prepay at the forgoing rate or at any other rate. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Material Federal Income Tax Consequences” in the base prospectus. Computing accruals of OID in the manner described in the base prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

The holders of the Class A (other than the Class A-R Certificates) Class M and Class B Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicers in preparing reports to the certificateholders and the Internal Revenue Service.

Some of the Class A (other than the Class A-R Certificates) Class M and Class B Certificates may be treated for federal income tax purposes as having been issued at premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

Characterization of the Offered Certificates

For federal income tax purposes, a beneficial owner of a regular certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of such regular certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each regular certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except as described in the related prospectus supplement. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a regular certificate may differ from the actual amount of distributions on the regular certificate.

Any amount payable on a regular certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that regular certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a regular certificate in excess of the amount payable on the regular certificate will be treated as having been received by the holder of that regular certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a regular certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences” in the base prospectus. In addition, each beneficial owner of a regular certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the notional principal contract component, subject to the discussion of the notional principal contract component below.

It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the regular certificates and the Class X-1 Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of regular certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the regular certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each regular certificate.

Allocation

A beneficial owner of a regular certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee will assume the notional principal contract component of each regular certificate will have nominal value. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

The trustee will be directed to treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this term sheet supplement as the notional principal contract regulations. Holders of regular certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a regular certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a regular certificate.

Any payments made to a beneficial owner of a regular certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the regular certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Internal Revenue Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a regular certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a regular certificate may have income that exceeds cash distributions on the regular certificate in any period and over the term of the regular certificate. As a result, the regular certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

Upon the sale, exchange or other disposition of a regular certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the regular certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss.

Status of the Offered Certificates

The REMIC regular interest component of each regular certificate will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as “real estate assets” under Section 856(c)(5)(B) of the Internal Revenue Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each regular certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each regular certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Internal Revenue Code, as a real estate asset under Section 856(c)(5)(B) of the Internal Revenue Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the regular certificates generally will not be a suitable investment for a REMIC.

Backup Withholding with Respect to the Offered Certificates

Distributions with respect to the offered certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if the holder of such certificates fails to furnish to the trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a certificateholder would be allowed as a credit against the holder’s federal income tax. Furthermore, penalties may be imposed by the IRS on a certificateholder that is required to supply information but that does not do so in the proper manner.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class A-R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class A-R Certificates, including:

•	the requirement that any transferee of a Class A-R Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Class A-R Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class A-R Certificate;

•	a provision that any transfer of a Class A-R Certificate to a disqualified organization shall be null and void; and

•
a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class A-R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class A-R Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Class A-R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class A-R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class A-R Certificates. All transfers of the Class A-R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class A-R Certificate being disregarded to the extent that the Class A-R Certificates constitute noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the base prospectus.

The Class A-R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class A-R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class A-R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC’s term as a result of their ownership of the Class A-R Certificates, respectively. In addition, the required inclusion of this amount of taxable income during the REMIC’s earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class A-R Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Class A-R Certificateholders’ after-tax rate of return is positive. That is, on a present value basis, the Class A-R Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class A-R Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class A-R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the base prospectus.

Purchasers of the Class A-R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class A-R Certificates.

For further information regarding the federal income tax consequences of investing in the Class A-R Certificates, see “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the base prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the base prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent beneficial ownership interests in a trust comprised of mortgage loans like the mortgage loans in the trust. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the base prospectus.

On November 13, 2000, the U.S. Department of Labor amended the Exemption to permit both senior and subordinated pass-through certificates representing beneficial ownership in a trust primarily consisting of residential or home equity loans that have loan-to-value ratios of 100% or less to be purchased and held by or on behalf of, or with plan assets of, a plan so long as that certificate is rated “BBB-” or better at the time of purchase by S&P, Moody’s or Fitch. See Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000). Accordingly, subsequent to the termination of the Swap Agreement, the exemptive relief provided by the Exemption may be available with respect to the purchase or holding of the offered certificates, other than the Class A-R Certificates, but such availability depends, in part, upon facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the ERISA plan purchaser or the ERISA plan fiduciary making the decision to purchase such class of offered certificates. Therefore, before purchasing such offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated “BBB-” or better at the time of purchase by S&P, Moody’s or Fitch) or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificates. On August 22, 2002, the U.S. Department of Labor amended the Exemption to permit the trustee to be an affiliate of the underwriter of a transaction. See Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch, or Baa3, if such class of certificates is rated by Moody’s, that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a plan (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

The Exemption also permits the use of a pre-funding account, such as the Pre-Funding Account, instead of requiring that all qualifying receivables be either identified or transferred on or before the closing date, when the following conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed 25%;

•
all additional receivables transferred after the closing date must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency;

•
the transfer of the additional receivables to the trust during the funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

•
the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date;

•	in order to insure that the characteristics of the additional receivables are substantially similar to the original receivables which were transferred to the trust:

•	the characteristics of the additional receivables must be monitored by an insurer or other credit support provider that is independent of the depositor, or

•
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional receivables conform to the characteristics described in the related base prospectus or term sheet supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date;

•
the period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

•	amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

•	the pre-funding account must be described in the related base prospectus or term sheet supplement; and

•
the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as the legal owner of the receivables in the trust must enforce all the rights created in favor of securityholders, including plans subject to ERISA.

Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which generally became effective July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute “plan assets.” Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) regulations may be treated as “plan assets.” In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “plan assets” of any plan invested in such separate account except to the extent provided in the plan asset regulations. Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the offered certificates.

For so long as the holder of an offered certificate also holds an interest in the supplemental interest trust, the holder will be deemed to have acquired and be holding such offered certificate without the right to receive payments from the supplemental interest trust and, separately, the right to receive payments from the supplemental interest trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the supplemental interest trust. In addition, while the supplemental interest trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the supplemental interest trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 (for transactions by insurance company general accounts), 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the supplemental interest trust is in existence, each beneficial owner of an offered certificate (other than a Class A-R Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the supplemental interest trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Before purchasing an offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated “BBB-” or better at the time of purchase) and the availability of the prohibited transaction class exemptions, and whether the conditions of any such exemptions will be applicable to such certificates.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the servicers, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Class A-R Certificates

Because the characteristics of the Class A-R Certificates will not meet the requirements of PTCE 83-1, as described in the base prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a plan or by individual retirement accounts or other plans subject to ERISA or Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the trustee unless the trustee receives the following:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a plan arrangement or using the assets of such a plan or arrangement to effect that transfer; or

•
an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using a plan’s assets, will not result in the assets of the trust being deemed to be “plan assets” and subject to the prohibited transaction requirements of ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that a representation is violated, or any attempt to transfer a Class A-R Certificate to a plan or person acting on behalf of a plan or using a plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption and the class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See “Legal Investment” in the base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC (an affiliate of the depositor and the sponsor) (the “underwriter”), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

The distribution of the offered certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The underwriter may effect those transactions by selling the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the offered certificates will be monthly statements discussed in the base prospectus under “The Agreements—Reports to Securityholders,” which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.

LEGAL MATTERS

The validity of the certificates, including material federal income tax consequences and certain ERISA considerations relating to the certificates, will be passed on for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will pass on specific legal matters on behalf of the underwriter.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

LEGAL PROCEEDINGS

Except as described under “Risk Factors—Recent developments affecting SPS” in this term sheet supplement, there are no material legal proceedings pending against the sponsor, the depositor, the issuing entity or SPS, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. The Counterparty is an affiliate of Credit Suisse Holdings (USA), Inc. In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

RATINGS

It is a condition of the issuance of the offered certificates that they receive at least the ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and/or Dominion Bond Rating Service (“DBRS”) as indicated in the related term sheet.

The ratings assigned by Fitch and DBRS to mortgage pass-through certificates address the likelihood of the receipt by the certificateholders of all distributions on the mortgage loans under the pooling and servicing agreement. Fitch’s and DBRS’ ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, the structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the certificates. The ratings of Fitch and DBRS do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. In addition, Fitch’s and DBRS’ ratings do not address the effect on the certificates’ yield attributable to recoveries on the underlying mortgage loans.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Moody’s ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P’s ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The rating assigned by S&P to the Class A-R Certificates addresses only the likelihood of receipt of its Class Principal Balance plus interest on that amount.

The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the offered certificates by any rating agency other than DBRS, Fitch, Moody’s and S&P. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates (other than the Class A-R Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.